UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Bonuses under the Fiscal Year 2007 Executive Incentive Compensation Plan

On July 17, 2006, the independent members of Hoku Scientific, Inc.’s Board of Directors, or the Independent Committee, approved our Fiscal Year 2007 Executive Incentive Compensation Plan, or the 2007 Plan. Our fiscal year ends on March 31. We designate our fiscal year by the year in which that fiscal year ends; e.g., fiscal 2007 refers to our fiscal year ended March 31, 2007. The 2007 Plan is filed as Exhibit 10.33 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2006. Each incentive payment under the 2007 Plan may consist of either a cash payment, a stock award pursuant to our 2005 Equity Incentive Plan, or the Stock Plan, or both, at the sole discretion of the Independent Committee. On February 7, 2007, the Independent Committee determined that 100% of the incentive payments under the 2007 Plan were to be allocated to a fully-vested stock award, or a Stock Bonus.

The Independent Committee therefore approved the issuance of a Stock Bonus to each of our executive officers pursuant to the Stock Plan as follows:

Name	Title	Cash Value of Stock Bonus ($) (1)
Dustin M. Shindo	Chairman of the Board of Directors, President and Chief Executive Officer	$480,000
Karl M. Taft III	Chief Technology Officer	$135,000
Darryl S. Nakamoto	Chief Financial Officer, Treasurer and Secretary	$90,000
Scott B. Paul	Vice President, Business Development and General Counsel	Up to $180,000(2)

(1)	The number of shares of common stock subject to each Stock Bonus will be determined by dividing the cash value of the Stock Bonus reflected in the table above by the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant of such Stock Bonus, which is anticipated to be the third business day following the announcement of our results for the fiscal year ended March 31, 2007. In order for an executive officer to be eligible to receive the Stock Bonus described above, the executive officer must continue to be our employee as of March 31, 2007.
(2)	The cash value of Mr. Paul’s Stock Bonus may be reduced to $135,000 if Mr. Paul does not meet certain performance targets set by the Independent Committee, as determined in the sole discretion of the Independent Committee.

Fiscal Years 2008 and 2009 Executive Officer Compensation

President and Chief Executive Officer

The Independent Committee approved for fiscal years 2008 and 2009, respectively, (1) the base salary, (2) the stock bonus targets and (3) a restricted stock award for our President and Chief Executive Officer as follows:

Name	Fiscal Years 2008 and 2009 Base Salary ($) (1)	Fiscal Years 2008 and 2009 Cash Value of Stock Bonus Target ($) (2)	Fiscal Year 2008 Restricted Stock Award (#) (3)
Dustin M. Shindo	$380,000	$760,000	200,000

(1)	This increase in Mr. Shindo’s salary is effective as of February 7, 2007.

(2)	Mr. Shindo shall be entitled to receive a fully-vested stock award under the Stock Plan in the form of a stock bonus if certain corporate performance targets are achieved that are set for Mr. Shindo by the Independent Committee for fiscal years 2008 and 2009, respectively, as may be modified by them from time to time. This cash value reflected in the table above represents the maximum potential stock bonus issuable to Mr. Shindo and is equal to 200% of Mr. Shindo’s annual base salary. The Independent Committee shall ultimately determine the amounts and the timing of the issuance of any stock bonus to Mr. Shindo in their sole discretion. In order for Mr. Shindo to be eligible to receive a stock bonus in the applicable fiscal year, Mr. Shindo must also continue to be our employee as of the last day of the applicable fiscal year and on the applicable date of issuance of the stock bonus.
(3)	The restricted stock award shall be issued pursuant to the Stock Plan on the third business day following the announcement of our results for the fiscal year ended March 31, 2007, subject to certain limitations. The restricted stock award shall vest 1/24 per month, commencing on April 1, 2007. The restricted stock award shall be subject to accelerated vesting such that 50% of the unvested shares subject to such restricted stock award shall automatically vest upon the consummation of a change of control of Hoku in the event that Mr. Shindo’s employment with us is terminated without cause or Mr. Shindo terminates his employment with us voluntarily for good reason within twelve (12) months following a change of control, subject to his execution of a general release in favor of Hoku.

The Independent Committee also approved the payment by Hoku of personal expenses of Mr. Shindo not to exceed $10,000 for fiscal year 2008 and the hiring of an hourly employee to assist Mr. Shindo with personal responsibilities. The expected cost of the wages for this hourly employee is less than $30,000 per fiscal year. Hoku will pay the associated wages of this assistant and will gross up Mr. Shindo to cover the personal income tax expense incurred by Mr. Shindo in connection with these arrangements.

Executive Officers Other than Our President and Chief Executive Officer, respectively

The Independent Committee also approved for fiscal years 2008 and 2009 (1) the base salaries, (2) the stock bonus targets and (3) the stock option targets for our executive officers other than Mr. Shindo as follows:

Name	Fiscal Years 2008 and 2009 Base Salary ($)	Fiscal Years 2008 and 2009 Cash Value of Stock Bonus Target (1) ($)	Fiscal Years 2008 and 2009 Stock Options(2) (#)
Karl M. Taft III	$90,000	$180,000/$500,000	24,000
Darryl S. Nakamoto	$90,000	$180,000	18,000
Scott B. Paul	$90,000	$180,000	18,000

(1)	The executive officers named above shall be entitled to receive a fully-vested stock award under the Stock Plan in the form of a stock bonus if certain corporate performance targets are achieved that are set for each executive officer by the Independent Committee for fiscal years 2008 and 2009, respectively, as may be modified by them from time to time. The cash values reflected in the table above represent the maximum potential stock bonus issuable to these executive officers and is equal to 200% of each executive officer’s annual base salary, other than for Mr. Taft in fiscal year 2009, which is equivalent to 556% of his annual base salary. The Independent Committee shall ultimately determine the amounts and the timing of the issuance of any stock bonus to these executive officers in their sole discretion. In order for these executive officers to be eligible to receive a stock bonus in the applicable fiscal year, each executive officer must also continue to be our employee as of the last day of the applicable fiscal year and on the applicable date of grant.
(2)

The executive officers named above shall be eligible to receive a stock option grant for the number shares of our common stock stated above in fiscal years 2008 and 2009, respectively, pursuant to the Stock Plan. Each stock option grant shall be issued on the third business day following the announcement of our results for the applicable fiscal year, subject to certain limitations. Each option grant shall vest monthly over a one year period, commencing on April 1, 2011 for the fiscal year 2008 option grant and April 1, 2012 for the fiscal year 2009 option grant. In order for an executive officer to be eligible to receive a stock option grant in the applicable fiscal year, the executive officer must continue to be our employee as of the last day of the applicable fiscal year and on the applicable date of grant. Each option grant described above shall be subject to accelerated vesting such that 50% of the unvested shares subject to each such stock option shall automatically vest upon the consummation of a change of control of Hoku in the event that the executive officer’s employment with us is terminated without cause or the executive officer terminates his employment with us voluntarily for good reason within twelve (12) months following a change of control, subject to the execution of a general release in favor of Hoku.

The Independent Committee also approved having one of our employees spend a portion of his time assisting Mr. Taft with personal matters. Hoku will pay the associated wages of this assistant and will gross up Mr. Taft to cover the personal income tax expense incurred by Mr. Taft in connection with arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 13, 2007

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer